UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Realty Income Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO THE PROXY STATEMENT

FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS

June 13, 2012

Dear Stockholder:

On March 30, 2012, Realty Income Corporation (referred to herein as the “Company,” “we,” “us,” and “our”) filed a proxy statement (our “Proxy Statement”) in connection with its 2012 Annual Meeting of Stockholders and any adjournment or postponement thereof (the “Annual Meeting”).  The Annual Meeting was held on May 8, 2012, at 9:00 AM, local time, to present for stockholder consideration all of the proposals originally set forth in the Proxy Statement, except Proposal 4 (regarding an amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock and preferred stock).  The Company adjourned the Annual Meeting to 9:00 AM, local time, on Thursday, June 21, 2012 at the offices of Realty Income Corporation, 600 La Terraza Boulevard, Escondido, California 92025-3873 (the “Adjourned Annual Meeting”) with respect to Proposal 4 to allow stockholders time to consider certain changes to Proposal 4.  This supplement to the Proxy Statement (this “Supplement”) is being filed today with the Securities and Exchange Commission (the “SEC”) and contains important information that supplements and amends the Proxy Statement.

The Proxy Statement contains important additional information and this Supplement should be read in conjunction with the Proxy Statement as supplemented by the supplement to the Proxy Statement filed with the SEC on May 8, 2012.

Supplemental Disclosure Regarding Proposal 4

Proposal 4 in our Proxy Statement, as supplemented, seeks your approval of an amendment to our Articles of Incorporation (the “Charter”) to increase the number of authorized shares of our common stock from 185,050,000 to 370,100,000 and the number of authorized shares of our preferred stock from 34,950,000 to 69,900,000 (the “Charter Amendment”).

In connection with Proposal 4, the Company makes the following statement:

Anti-takeover Effect of “Blank Check” Preferred Stock

The Company represents that it will not, without prior stockholder approval, issue any series of preferred stock specifically for any defensive or anti-takeover purpose, for the purpose of implementing any stockholder rights plan or with features specifically intended to make any attempted acquisition of the Company more difficult or costly. Within the limits described above, the Company may issue preferred stock for capital raising transactions, acquisitions, joint ventures or other corporate purposes that has the effect of making an acquisition of the company more difficult or costly, as could also be the case if the Company were to issue additional common stock for such purposes.

Our Board of Directors continues to recommend a vote FOR the Charter Amendment proposal, as revised by this Supplement.

We appreciate your consideration of this Supplement.

Sincerely,

/s/ THOMAS A. LEWIS

THOMAS A. LEWIS
Vice Chairman of the Board of Directors,
Chief Executive Officer